January 7, 1997

Gentlemen:

         Texas Capital Securities will act as nonexclusive financial advisor to ILX Incorporated, an Arizona corporation, and its subsidiaries and affiliates (the "Company"). Texas Capital Securities will assist the Company in identifying potential partners and/or sources of capital, and in analyzing, structuring, negotiating and effecting a business combination and/or common ventures with partners, on terms and conditions of this letter. Texas Capital's fees as described below, shall be payable whether or not all of these activities are required to be performed in connection with a business combination and/or a common venture.

         In this regard, Texas Capital Securities proposes to undertake certain activities on the Company's behalf, including the following:

          (1) developing with the Company's wholly-owned subsidiary, Red Rock Collection Incorporated, a business plan to eventually go public;

          (2)     advising the Company as to  structure,  form and  valuation of
                  proposed   business   combinations  and  common  ventures  and
                  financing;

          (3) counseling with the Company as to strategy and tactics for initiating discussions and negotiating with the prospective partners and/or sources of capital, and, if requested by the Company, participating in such negotiations and discussions;

          (4) assuming an agreement in principle is reached for a definitive business combination and/or financing, assisting the Company in negotiating a definitive acquisition agreement and/or letter of intent; and

          (5) rendering such other financial advisory services as may from time to time be agreed upon by Texas Capital Securities and the Company.


         The Company agrees to grant to Texas Capital Securities an option to purchase 500,000 shares of common stock of the Company, pursuant to a mutually agreeable Option Agreement, which will be registered with the S.E.C. and, thereafter, shall be free trading shares currently traded on the NASDAQ Stock Exchange. Upon option exercise, the shares payable to Texas Capital shall be delivered to 5085 Westheimer #4520, Houston, Texas 77056.

         In addition to any fees that may be payable to Texas Capital under this letter, the Company agrees to reimburse Texas Capital, upon request made from time to time, for its actual out-of-pocket expenses, including reasonable legal and other professional expenses incurred after the date hereof in connection with Texas Capital's activities under this letter. Texas Capital will obtain the Company's consent in writing before incurring any out-of-pocket expenses in excess of $500.

         The Company will furnish Texas Capital with such information as the Company and Texas Capital believe appropriate to the assignments contemplated hereunder (all such information so furnished being the "Information"). The Company recognizes and confirms that Texas Capital (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this letter without independently verifying the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information, and
(c) will not make an appraisal of any assets of the Company, or any prospective partner.

         Texas Capital's engagement hereunder shall be for the initial term of one year commencing upon the date hereof, subject to extension beyond such initial one (1) year term on a month-to-month basis at the option of the Company, it being understood that the provisions relating to the payment of fees and expenses (to the extent such expenses are incurred prior to termination) and any right of first refusal with respect to future financing will survive the termination of Texas Capital's engagement for any reason whatsoever.

         Please confirm that the following foregoing correctly sets forth our agreement by signing and returning to Texas Capital Securities the duplicate copy of this letter enclosed herewith.

                                        Very truly yours,




                                        Texas Capital Securities

                                        By:/s/ Mike McGinnis
                                           -------------------------------------
                                        Name: Mike McGinnis
                                              ----------------------------------
                                        Title: Chief Operating Officer
                                               ---------------------------------
Accepted and Agreed to as of the date
first written above:

-------------------------------------
ILX Incorporated

By:  /s/Joseph P Martori
     --------------------------------
Name: Joseph P Martori
      -------------------------------
Title: Chairman
       ------------------------------